Exhibit 5.1

August 19, 2026

SciSparc Ltd.

20 Raul Wallenberg Street, Tower A,

Tel Aviv 6971916

Israel

RE: SciSparc Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to SciSparc Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a registration statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by the selling shareholders identified in the Registration Statement (the “Selling Shareholders”), of up to 2,559,736 ordinary shares, no par value, of the Company (the “Ordinary Shares”), consisting of (i) (a) 2,040,964 Ordinary Shares issuable upon the conversion of a non-recourse convertible promissory note (the “Promissory Note”) and (b) 405,728 Ordinary Shares issuable upon the exercise of a warrant to purchase Ordinary Shares (the “Warrant”); pursuant to a securities purchase agreement (the “Securities Purchase Agreement”), dated February 12, 2026 by and between the Company and the buyer thereto, who is identified as a Selling Shareholder in the Registration Statement and (ii) 113,044 Ordinary Shares issuable upon the exercise of a pre-funded warrant to purchase Ordinary Shares (the “Pre-Funded Warrant”), pursuant to an asset purchase agreement (the “Assets Purchase Agreement”), dated January 8, 2026, by and between the holder thereto, who is identified as a Selling Shareholder in the Registration Statement; each as further described in the Registration Statement. The Ordinary Shares underlying the Promissory Note, the Warrant and the Pre-Funded Warrant are referred herein as the Note Shares, the Warrant Shares, and the Pre-Funded Warrant Shares, respectively.

In connection herewith, we have examined the originals, photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement to which this opinion is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and relate to the Company’s issuance and sale of the Promissory Note, the Warrant and the Pre-Funded Warrant, issuance and/or potential issuance of the Note Shares, the Warrant Shares and the Pre-Funded Warrant Shares, filing of the Registration Statement and other actions to be taken in connection with such issuance and sale; (iv) copies of the Promissory Note and warrant certificates representing the Promissory Note, the Warrant and the Pre-Funded Warrant; (v) the Securities Purchase Agreement; (vi) the Assets Purchase Agreement; and (vii) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or confirmed as photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

We have further assumed that at the time of issuance and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Articles such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Note Shares, the Warrant Shares and the Pre-Funded Shares have been duly authorized, and when the Promissory Note is converted or the Warrant or Pre-Funded Warrant is exercised by the Selling Shareholders pursuant to the terms thereof, the Note Shares, the Warrant Shares and the Pre-Funded Warrant Shares issuable at that time by the Company to the Selling Shareholders will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar | Law Offices
Meitar | Law Offices